UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2004

Commission file number

ChipPAC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31173	77-0463048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47400 Kato Road, Fremont, California 94538

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (510) 979-8000

Item 5. Other Events.

On February 10, 2004, ChipPAC, Inc. (the “Company”) announced via a joint press release with ST Assembly Test Services Ltd. (“STATS”) the signing of a definitive agreement for the merger of a wholly-owned subsidiary of STATS with an into ChipPAC in a stock-for-stock transaction. As a result of the merger, the Company will become a wholly owned subsidiary of STATS creating an independent semiconductor assembly and test solutions company. A copy of the Company’s press release is attached hereto as Exhibit 99.01 and incorporated by reference. This Form 8-K and the attached exhibit are being furnished to, but not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7. Exhibits.

(c)	Exhibits,

99.01	Joint Press Release, dated February 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of February 10, 2004.

CHIPPAC, INC. (Registrant)

/s/ Robert Krakauer
ROBERT KRAKAUER Senior Vice President and Chief Financial Officer

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